Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation, in this Amendment No. 1 to Form F-1 Registration Statement (Registration No. 333-283776), our report dated April 29, 2024, relating to the consolidated financial statements of Grown Rogue International Inc. (the “Company”) as of and for the years ended December 31, 2023 and October 31, 2023 and 2022, and the related notes.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

February 7, 2025